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                             MOBIL OIL CORPORATION



                      EMPLOYEE STOCK OWNERSHIP PLAN TRUST



                                 $500,000,000



                               Medium-Term Notes



                  Due 9 Months or more from the Date of Issue



                        SALE AND DISTRIBUTION AGREEMENT

                                 May 14, 1999
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Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Warburg Dillon Read LLC
677 Washington Blvd.
Stamford, Connecticut 06901

Dear Sirs:

     Mobil Oil Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust"), a part of the Employees Savings Plan of Mobil Oil Corporation (the "Plan") acting by and through Bankers Trust Company, not in its individual capacity but solely as trustee of the ESOP Trust (the "ESOP Trustee") and Mobil Corporation, a Delaware corporation (the "Company"), confirm their agreement with each of you with respect to the issue and sale from time to time by the ESOP Trust of up to $500,000,000 (or the equivalent thereof in one or more foreign currencies) aggregate initial offering price of its medium-term notes due 9 months or more from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of February 1, 1990, as amended from time to time (as so amended, the "Indenture") among the ESOP Trust, the Company and U.S. Bank Trust, National Association as successor to Continental Bank, National Association, as Trustee (the "Indenture Trustee"). The Notes will be unconditionally guaranteed by the Company. Such guaranties (the "Guaranties") shall be endorsed on the Notes. The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

     Subject to the terms and conditions stated herein and subject to the reservation by the ESOP Trust of the right to sell Notes directly to investors on its own behalf or through other agents, dealers or underwriters on terms substantially identical to the terms contained herein, the Company hereby appoints Morgan Stanley & Co.

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Incorporated ("Morgan Stanley"), Goldman, Sachs & Co. ("Goldman Sachs"), J.P.
Morgan Securities Inc. ("J.P. Morgan"), Salomon Smith Barney Inc. ("Salomon Smith Barney"), and Warburg Dillon Read LLC ("Warburg Dillon Read"), (individually, an "Agent" and collectively, the "Agents") as its agents, for the purpose of soliciting and receiving offers to purchase Notes from the ESOP Trust by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company, on behalf of the ESOP Trust, shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(a) hereof.

     The ESOP Trust and the Company have filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company and the ESOP Trust propose to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

   1. Representations and Warranties of the ESOP Trustee. The ESOP Trustee represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes (except with respect to the representations and warranties in paragraph 1(a) below), as of each date on which the Company, on behalf of the ESOP Trust, accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement) (except with respect to the representations and warranties in paragraph 1(a) below), as of each date the ESOP Trust issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is supplemented, that:

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   (a)  It is a banking corporation duly organized, validly existing and in good standing under the laws of New York and has all requisite power and authority, corporate or otherwise, to conduct its business and to execute and deliver, and to perform all its obligations under, the trust agreement pursuant to which the ESOP Trust is established (the "ESOP Trust Agreement").

   (b) No stop order suspending the effectiveness of the Registration Statement has been issued to the ESOP Trustee and no proceedings for that purpose have been instituted against the ESOP Trust.

   2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company, on behalf of the ESOP Trust, accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement), as of each date the ESOP Trust issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

   (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

   (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (A) the representations and warranties set forth in this Section paragraph do not

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apply (1) to statements or omissions in the Registration Statement or the
Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or (2) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Indenture Trustee and (B) the representations and warranties set forth in clauses 2(b)(iii) and 2(b)(iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company, on behalf of the ESOP Trust, accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

   (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The ESOP Trust is a valid and existing trust under the laws of the State of New York.

   (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

   (e) Each of this Agreement and any applicable Written Terms Agreement (as defined below) has been duly authorized, executed and delivered by the Company and by the ESOP Trust.

   (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and by the ESOP Trust and is a valid and binding agreement of the Company and of the ESOP Trust, enforceable against each of them in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws

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affecting creditors' rights generally and (ii rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the ESOP Trust, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (h) The Guaranties to be endorsed on the Notes have been duly authorized and, when the Notes are executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

   (i) The execution and delivery by the ESOP Trust of this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement, and the performance by the ESOP Trust of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the ESOP Trust Agreement or any other agreement or instrument binding upon the ESOP Trust that is material to it, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the ESOP Trust, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the ESOP Trust of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

   (j) The execution and delivery by the Company of this Agreement, the Guaranties, the Indenture and any applicable Written Terms Agreement, and the performance by the Company of its obligations under, this Agreement, the Guaranties, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is

                                       6
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required for the performance by the Company of its obligations under this
Agreement, the Guaranties, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

   (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

   (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, filed or incorporated as required.

   (m) Neither the Company nor the ESOP Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

   (n) The Company and the ESOP Trust have complied with all provisions of
Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

   3.   Solicitations as Agent; Purchases as Principal.

   (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

   The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the ESOP Trust until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, neither the Company nor the ESOP Trust shall be required to deliver any certificates, opinions or letters in accordance with Sections 7(a), 7(b), 7(c); provided, however, that if the Registration
Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a

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change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company and the ESOP Trust have delivered such certificates, opinions and letters as such Agent may request.

   The ESOP Trust agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission, ranging from .125% to .875% of the purchase price of such Note, and the Company agrees (i) to contribute to the ESOP Trust the amounts to be used by the ESOP Trust to pay such commissions and (ii) to pay such commissions to the extent not paid by the ESOP Trust.

   Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company, on behalf of the ESOP Trust, shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

   (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement, and, if requested by such Agent, the Company and the ESOP Trust will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent, the Company and the ESOP Trust, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between such Agent and the Company confirmed in writing by such Agent to the Company and the ESOP Trust.

   An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company and the ESOP Trustee herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the ESOP Trust for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and

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letters from the independent public accountants of the Company pursuant to
Section 6 hereof. A Terms Agreement may also specify certain provisions relating to the re-offering of such Notes by such Agent, including sales to a selling or dealer group.

   Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

   Unless otherwise specified in a Terms Agreement, an Agent purchasing Notes as principal may resell such Notes to other dealers. Any such sales shall be at a discount, which shall not exceed the amount set forth in the Prospectus, as amended or supplemented in connection with the sale of the Notes.

   (c) Administrative Procedures. The Agents, the Company and the ESOP Trust agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company, the ESOP Trust and the Agents.

   (d) Delivery. The documents required to be delivered by Section 6 of this Agreement as a condition precedent to the Agents' obligations to begin soliciting offers to purchase Notes as agents of the ESOP Trust shall be delivered at the office of Davis Polk & Wardwell, counsel for the Agents, not later than 5:00 p.m., New York time, on the date hereof, or at such other time and/or place as the Agents, the ESOP Trust and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii the first date on which the Company, on behalf of the ESOP Trust, accepts any offer by an Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

   (e) Obligations Several. The Company and the ESOP Trust acknowledge that the obligations of the Agents under this Agreement are several and not joint.

   4.  Agreements.  The Company and the ESOP Trust agree with each Agent that:

   (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, neither the ESOP Trust nor the Company will

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file any Prospectus Supplement relating to the Notes or any amendment to the
Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's or the Plan's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company or the ESOP Trust will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company or the ESOP Trust will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company or the ESOP Trust will promptly advise the Agents (iii) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (iv) of the filing and effectiveness of any amendment to the Registration Statement, (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vii) of the receipt by the Company or the ESOP Trust of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and the ESOP Trust will use their best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

   (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and,

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if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company or the ESOP Trust shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, the Company or the ESOP Trust shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph 4(f) below and Sections 6(a), 6(b), 6(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this paragraph until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish or cause to be furnished to such Agent pursuant to paragraph 4(f) below and Sections 6(a), 6(b), and 6(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

   (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 12 of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

   (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

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   (e) The Company and the ESOP Trust will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request; provided, however, that neither the ESOP Trust nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

   (f) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company or the ESOP Trust of their obligations hereunder or thereunder as the Agents may from time to time reasonably request.

   (g) During the term of this Agreement, the Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

   (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the reasonable fees and disbursements of the Company's and the ESOP Trustee's counsel and accountants and of the Indenture Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents, in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as herein above stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents, incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents with the consent of the

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Company which consent shall not be unreasonably withheld; provided that any advertising expenses incurred by the Agents shall have been approved by the Company.

   (i) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, neither the ESOP Trust nor the Company will, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the ESOP Trust substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such agreement, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

   5. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the ESOP Trust, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the ESOP Trustee and the Company herein, to the accuracy of the statements of the ESOP Trustee's and the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the ESOP Trust and the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company, on behalf of the ESOP Trust, accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

   (a) Prior to such solicitation or purchase, as the case may be: (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that is material and adverse and that would, in the reasonable judgment of such Agent after consultation with the Company, prevent or materially impair the marketing, or enforcement or contracts for sale, of the Notes; (ii) there shall not have occurred any(A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or

(D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses 5(a)(ii)(A) through (D), such event, singly or together with any other such event, would, in the reasonable judgment of such Agent after consultation with the Company, prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes; and (iii) there shall not have occurred any downgrading, nor shall any notice have been given either publicly or directly to the Company of any intended or potential downgrading or of any review with possible negative implications in the rating accorded any of the Company's debt securities by Standard & Poor's Corporation or Moody's Investors Service, Inc.;
(A) except, in each case described in paragraph 5(a)(i), 5(a)(ii) or 5(a)(iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

   (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received: (i) the opinion, dated as of such date, of the counsel for the Company, who may be an employee of the Company, to the effect that: (A) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; (B) each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; (C) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company; (D) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; (E) the Guaranties endorsed on the Notes have been duly authorized and, when the Notes are executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, the Guaranties will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; (F) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Guaranties, the Indenture and any applicable Written Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Guaranties, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; (G) the statements (1) in the Prospectus, as then amended or supplemented, under the captions "Description of the Notes" and "Plan of Distribution", (2) in the Registration Statement under
Item 15, (3) in "Item 3- Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (4) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; (H) after due inquiry, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed as exhibits to such Registration Statement that are not described or filed as required; (I) such counsel is of the opinion ascribed to it in the Prospectus, as then amended or supplemented, under the caption United States Federal Taxation; and (J) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules included therein as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, as then amended, if applicable, when such part became effective did not, and as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 6(b), the opinion and belief set forth in clauses 5(b)(i)(J)(3) and 5(b)(i)(J)(4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus. (ii the opinion, dated as of such date, of counsel for the ESOP Trust, who may be an employee of the Company, to the effect that: (A) the ESOP Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and the ESOP Trust is a valid and existing trust under such laws; (B) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the ESOP Trust; (C) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the ESOP Trust and is a valid and binding agreement of the ESOP Trust, enforceable in accordance with its terms except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; (D) the Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered and duly paid for by the purchasers thereof on the date of such opinion, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the ESOP Trust, enforceable in accordance with their respective terms except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (2) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and
(E) the execution and delivery by the ESOP Trust of, and the performance by the ESOP Trust of its obligations under, this Agreement, the Notes, the Indenture and any applicable Written Terms Agreement will not contravene any provision of law applicable to the ESOP Trust or the ESOP Trust Agreement or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the ESOP Trust or the ESOP Trustee, and no consent, approval, authorization or order of qualification with any governmental body or agency is required for the performance by the ESOP Trust of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky Laws of the various states in connection with the offer and sale of the Notes.

   (iii) The opinion, dated as of such date, of Davis Polk & Wardwell, counsel for the Agents, covering the matters in subparagraphs 5(b)(i)(C), 5(b)(i)(D), 5(b)(i)(E), 5(b)(i)(F) and 5(b)(i)(G) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of the Notes" and "Plan of Distribution") and clauses 5(b)(i)(J)(2), 5(b)(i)(J)(3) and 5(b)(i)(J)(4) of subparagraph 5(b)(i)(J) above and reflecting that such counsel has reviewed the opinion set forth in the Prospectus, as then amended or supplemented, under the caption "United States Federal Taxation" and concurs with such opinion.

   In rendering such opinions, such counsel may rely (A) as to matters of fact, to the extent deemed proper, upon certificates of officers of the ESOP Trustee and the Company and upon certificates of public officials and (B) as to matters relating to the ESOP Trustee, upon an opinion of counsel to the ESOP Trustee.

     Notwithstanding the foregoing, the opinions described in Sections 5(b)(i)(E) (except as to the authorization of the Guaranties), 5(b)(i)(F), 5(b)(i)(G) and 5(b)(i)(J)(3) and 5(b)(i)(J)(4) and the opinions described in Sections 5(b)(i)(D) (except as to the authorization of the Notes) and 5(b)(i)(E) of paragraph (b)(ii) above, when contained in an opinion delivered on the Commencement Date or pursuant to Section 6(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Notes the payments of principal or interest on which will be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors.

   With respect to Section 5(b)(i)(J) above, counsel for the Company may state that his opinion and belief is based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification, except as specified. With respect to clauses 5(b)(i)(J)(1), 5(b)(i)(J)(3), and 5(b)(i)(J)(4) Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but is without independent check or verification, except as specified.

   (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an executive officer of the Company to the effect set forth in subparagraph 5(a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company and the ESOP Trust have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

   The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

   (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

   (e) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by any Vice President of the ESOP Trustee to the effect that the representations and warranties of the ESOP Trustee contained herein are true as of such date.

   The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

   (f) On the Commencement Date and on each Settlement Date, the Company and the ESOP Trust shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request

   6. Additional Agreements of the Company and the ESOP Trust. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement that merely sets forth the terms or a description of particular Notes or providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company and the ESOP Trust will deliver or cause to be delivered forthwith to each Agent certificates signed by an executive officer of the Company and a Vice President of the ESOP Trustee, respectively, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 6 relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

   (b) Each time the Company and the ESOP Trust furnish certificates pursuant to
Section 6(a), the Company and the ESOP Trust will furnish or cause to be furnished forthwith to each Agent written opinions of counsel for the Company and the ESOP Trust. Any such opinions shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Sections 5(b)(i) and 5(b)(ii), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

   (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided, however, each time amended or supplemented financial information is incorporated by reference in the Prospectus to the Company's current report on Form 8-K, the letter required to be delivered pursuant to this Section 6(c) shall only be delivered to an Agent upon its reasonable request.

   7.    Indemnity and Contribution. (a)   The Company agrees to indemnify and
hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with investigating or defending any such claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

   (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, the ESOP Trust, the ESOP Trustee, its officers who sign the Registration Statement, each person, if any, who controls the ESOP Trust or the ESOP Trustee within the meaning of Section 15 of the Securities Act or Section 20 of Exchange Act and any named fiduciary (as defined in ERISA) of the ESOP Trust ("Named Fiduciary") to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

   (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph 7(a) or 7(b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to Section 7(a) above, and by the Company, in the case of parties indemnified pursuant to Section 7(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding .

   (d) If the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the ESOP Trust and the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the ESOP Trust and the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the ESOP Trust and the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the ESOP Trust bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the ESOP Trust and the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the ESOP Trust or the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 7 shall be several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities and not joint.

   (e) The ESOP Trust, the Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 7(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7 no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph 7(d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

   8. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the ESOP Trust (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the ESOP Trust and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company and the ESOP Trust in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company on behalf of the ESOP Trust, but such Agent shall not have any liability to the Company or the ESOP Trust in the event any such purchase is not consummated for any reason.

If the ESOP Trust shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

   9. Termination. This Agreement may be terminated at any time by the ESOP Trust or the Company or, as to any Agent, by the ESOP Trust or the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 3(a), Section 3(e), the last sentence of Section 4(b) and Sections 4(c)), 4(b), 7, 8, 10, 12 and 15 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 3(b), 3(c), 4(a), 4(e), 4(f), 4(g), 4(i), 5 and 6 shall also survive until such delivery has been made.

   10. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the ESOP Trustee, the ESOP Trust, the Company, or their officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent, the ESOP Trust or the Company or any of the officers, directors or controlling persons referred to in Section 7 and delivery of and payment for the Notes.

   11. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Manager, Credit Department (telefax number:
212-762-9181), with a copy to 1585 Broadway, New York, New York 10036,
Attention: Managing Director, Debt Syndicate (telefax number: 212-761-0781), Goldman, Sachs & Co. at 85 Broad Street, New York, New York 10004, Attention:
MTN Desk (telefax number: 212-902-0658), J.P. Morgan Securities Inc. at 60 Wall Street, New York, New York 10260, Attention: Medium-Term Note Trading Desk, 3rd Floor (telefax number: 212-648-5909), Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Mr. John Ciolek, Global Energy Group (telefax number 212-816-7457), and Warburg Dillon Read LLC, 677 Washington Blvd., Stamford,

Connecticut 06901, Attention: Mr. John Doherty (telefax number 203-719-7139) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 3225 Gallows Road, Fairfax, Virginia 22037, Attention: Treasurer (telefax number 703-846-1460) or if sent to the ESOP Trust will be mailed, delivered or telefaxed and confirmed to the ESOP Trustee at 280 Park Avenue, 8W, New York, New York 10017, Attention: Senior Vice President, Global Fiduciary Services, with a copy to the Company.

   12. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 7 and the purchasers of Notes (to the extent expressly provided in Section 5), and no other person will have any right or obligation hereunder.

   13. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company, the ESOP Trust and each Agent; provided that the Company or the ESOP Trust may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

   14. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

   15. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

   16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

   If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                    Very truly yours,



                    MOBIL OIL CORPORATION

                    EMPLOYEES STOCK OWNERSHIP PLAN TRUST

                    BY: Bankers Trust Company, not in its individual corporate capacity but solely as ESOP Trustee (except as otherwise provided herein)

                    By:  ____________________________

                    Title:



                    MOBIL CORPORATION

                    By ______________________________

                    Title:

     The foregoing Agreement is hereby confirmed and accepted as of the date first above written.



     MORGAN STANLEY & CO. INCORPORATED



     By _______________________________

     Title:



     GOLDMAN, SACHS & CO.



     ___________________________________



     J.P. MORGAN SECURITIES INC.



     By _______________________________

     Title:

     SALOMON SMITH BARNEY INC.



     By _______________________________

     Title:



     WARBURG DILLION READ LLC



     By _______________________________

     Title:

                                                                       EXHIBIT A

                              MOBIL OIL CORPORATION

                       EMPLOYEE STOCK OWNERSHIP PLAN TRUST

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT



                                          _________________, 199_


Mobil Corporation
3225 Gallows Road
Fairfax, VA 22037-0001

Attention: Treasurer

     Re:  Sale and Distribution Agreement dated [  ], 1999
          (the "Distribution Agreement")


     We agree to purchase your Medium-Term Notes having the following terms:

     [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:

                               Principal Amount
      Name                        of Notes
-------------------------------------------------
[Insert syndicate list]/1/
     Total                              $
                                        =========
---------
/1/    Delete if the transaction will not be syndicated.

The Notes shall have the following terms:

All Notes:                  Fixed Rate Notes:           Floating Rate Notes:
Principal amount:           Interest Rate:              Base rate:

Purchase price:             Applicability of            Index maturity:
                             modified payment
                             upon acceleration:

Price to public:            If yes, state issue price:  Spread:

Settlement date and         Amortization schedule:      Spread multiplier:
 time:

Place of delivery:                                      Alternate rate event
                                                         spread:

Specified currency:                                     Initial interest rate:

Maturity date:                                          Initial interest reset
                                                         date:

Initial accrual period                                  Interest reset dates:
 OID:

Total amount of OID:                                    Interest reset period:

Original yield to                                       Maximum interest rate:
 maturity:

Optional repayment                                      Minimum interest rate:
 date(s):

Optional redemption                                     Interest payment period:
 date(s):

Initial redemption date:                                Interest payment dates:

Initial redemption                                      Calculation agent:
 percentage:

Annual redemption
 percentage decrease:

Other terms:

     The provisions of Sections 1, 2, 3(b), 3(c), 4 through 7 and 10 through 15 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.


     This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 4(h), 7, 10, 12 and 15 of the Distribution Agreement shall survive for the purposes of this Agreement.

     The following information, opinions, certificates, letters and documents referred to in Section 5 of the Distribution Agreement will be required:
________________

                         [NAME OF RELEVANT AGENT(S)]



                         By:
                            Name:
                            Title:

Accepted:
MOBIL OIL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By:
   Name:
   Title: